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                                                                  Exhibit 99.a.7


                    Revised Earnings per Share Computation
                      Four Months Ended December 31, 1999
                                  (Unaudited)

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


                                                                Four Months Ended December 31, 1999
                                                                                             Per Share
                                                                Income          Shares         Amount
---------------------------------------------------------------------------------------------------------
Basic EPS                                                      (Thousands, except per share amounts)
       Income available for common stock                           $ 22,977          60,850
       Convertible preferred stock                                   12,367          39,892
                                                           ---------------------------------
            Income available for common stock
            + assumed conversion of preferred stock                $ 35,344         100,742       $ 0.35
                                                           =================================
       Further dilution from applying the "two-
       class" method                                                                               (0.08)
                                                                                            -------------
       Basic earnings per share                                                                   $ 0.27
                                                                                            =============
Effect of other dilutive securities
       Options                                                            -              26
                                                           ---------------------------------
Diluted EPS
       Income available for common stock
          + assumed exercise of stock options                      $ 35,344         100,768       $ 0.35
                                                           =================================
       Further dilution from applying the "two-
       class" method                                                                               (0.08)
                                                                                            -------------
       Diluted earnings per share                                                                 $ 0.27
=========================================================================================================
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